MALIZIA SPIDI & FISCH, PC ATTORNEYS AT LAW
901 NEW YORK AVENUE, N.W. SUITE 210 EAST WASHINGTON, D.C. 20001 (202) 434-4660 FACSIMILE: (202) 434-4661	1900 SOUTH ATHERTON STREET SUITE 101 STATE COLLEGE, PA 16801 (814) 272-3502 FACSIMILE: (814) 272-3514

September 25, 2009

Sun Bancorp, Inc.

226 Landis Avenue

Vineland, New Jersey 08360

Ladies and Gentlemen:

We have acted as counsel to Sun Bancorp, Inc. (the “Company”) in connection with the registration by the Company of up to an aggregate of $75,000,000 of securities (the “Securities”), consisting of any of the following: (i) debt securities of the Company, whether senior or subordinated, (collectively, “Debt Securities”); (ii) shares of common stock, $1.00 par value, of the Company (“Common Stock”); (iii) shares of preferred stock, $1.00 par value, of the Company (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”); (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares of the Company (“Warrants”); (v) units comprised of one or more of the securities described above in any combination (the “Units”); and (vi) trust preferred securities issued by Trusts (“Trust Securities”) sponsored by the Company and related guarantees (“Guarantees”). The registration of the Securities is set forth in the Registration Statement on Form S-3 (the “Registration Statement”) which is being filed on September 25, 2009, with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion letter is Exhibit 5.1 to the Registration Statement.

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We have relied upon an officer’s certificate as to corporate action heretofore taken with respect to the Securities.

Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective under the Act by order of the Commission, (2) the terms of any class or series of such Securities have been authorized by appropriate corporate action of the Company, and (3) such Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the applicable Prospectus and the applicable supplement(s) to such Prospectus, then (a) any such Debt Securities, Warrants, Trust Securities and Guarantees, as the case may be, will be validly authorized and issued and binding obligations of the Company, and (b) any such shares of the Common Stock and Preferred Stock will be legally issued, fully paid and non-assessable.

MALIZIA SPIDI & FISCH, PC

Sun Bancorp, Inc.

September 25, 2009

In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than the States of New Jersey and Delaware, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.

Our opinions herein reflect only the application of applicable laws of the States of New Jersey and Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b.

Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating  to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; and (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

c.

Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or

MALIZIA SPIDI & FISCH, PC

Sun Bancorp, Inc.

September 25, 2009

inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d.

We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any indentures or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

e.

We express no opinion as to the enforceability of any provision in any indentures, guarantee agreements or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor;  (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of the Company or any other person to a trial by jury;  (v) provide that decisions by a party are conclusive; or (vi) modify or waive the rights to claims, notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations, other procedural rights or other benefits that cannot be waived under applicable law.

f.

We express no opinion as to the enforceability of (i) consents to, or restrictions upon, judicial relief; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; (viii) restrictions upon non-written modifications and waivers; (ix) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

g.

In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfection or priority of any security interest or lien.

MALIZIA SPIDI & FISCH, PC

Sun Bancorp, Inc.

September 25, 2009

h.

You have informed us that you intend to issue the Securities and the Guarantees from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Debt Securities, Trust Securities or Guarantees you will afford us an opportunity to review the operative documents pursuant to which such Debt Securities, Trust Securities or Guarantees are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities, Trust Securities or Guarantees.

This opinion is rendered to you and for your benefit solely in connection with the registration of the securities. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion should not be quoted in whole or in part without the prior written consent of this firm, nor is this opinion letter to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Sincerely,

/s/ Malizia Spidi & Fisch, PC

MALIZIA SPIDI & FISCH, PC